UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  November 26, 2012
Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84,095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 26, 2012, Merit Medical Systems, Inc., a Utah corporation (“Merit”), filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing its entry into a Stock Purchase Agreement (the “Purchase Agreement”) with Vital Signs, Inc., a New Jersey corporation (“Vital Signs”), pursuant to which Vital Signs has agreed to sell, and Merit has agreed to purchase, all of the issued and outstanding shares of Thomas Medical Products, Inc., a Pennsylvania corporation (“Thomas Medical”) in an all-cash transaction valued at approximately $167 million, subject to customary post-closing adjustments (the “Acquisition”). The purpose of this Amendment No. 1 to the Initial Report is to file the Purchase Agreement as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

2.1	Stock Purchase Agreement dated November 26, 2012 by and between Merit Medical Systems, Inc. and Vital Signs, Inc.**

** Certain confidential portions of this exhibit were omitted. This exhibit, with the omitted information, has been filed separately with the SEC pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: November 30, 2012	By:	/s/ Rashelle Perry
Chief Legal Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Stock Purchase Agreement dated November 26, 2012 by and between Merit Medical Systems, Inc. and Vital Signs, Inc.**

** Certain confidential portions of this exhibit were omitted. This exhibit, with the omitted information, has been filed separately with the SEC pursuant to an Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

4